Exhibit 99.4

HCR Properties, LLC

Consolidated Financial Statements

For the three months ended March 31, 2011

HCR Properties, LLC

Consolidated Balance Sheets

	March 31,	December 31,
	2011	2010
	(Unaudited)	(Note 1)
	(In thousands)
Assets
Current assets:
Restricted cash and cash equivalents	$6,995	$7,446

Net investment in direct financing lease	3,140,935	3,133,172
Property	60	60
Other assets	27,478	31,617
Total assets	$3,175,468	$3,172,295

Liabilities And Member’s Deficit
Current liabilities:
Accrued liabilities	$8,528	$8,509
Income taxes payable	150,219	129,574
Net payable to affiliated company	20,761	20,750
Total current liabilities	179,508	158,833

Long-term debt	4,595,942	4,595,942
Deferred income taxes	930,767	922,986

Member’s deficit:
Contributed capital	3,812,947	3,812,947
Accumulated distributions	(5,238,436)	(5,166,498)
Retained earnings	456,209	411,954
Accumulated other comprehensive loss	-	(2,368)
	(969,280)	(943,965)
Less subscription receivable	(1,561,469)	(1,561,501)
Total member’s deficit	(2,530,749)	(2,505,466)
Total liabilities and member’s deficit	$3,175,468	$3,172,295

See accompanying notes.

HCR Properties, LLC

Consolidated Statements of Income

(Unaudited)

	Three months ended March 31,
	2011	2010
	(In thousands)

Revenues	$-	$-
Expenses:
Operating	37	-
Management fees	388	388
	425	388

Loss before other income (expenses) and income taxes	(425)	(388)

Other income (expenses):
Interest expense	(39,609)	(37,541)
Unrealized derivative loss	(154)	(7,817)
Interest income	111,341	110,375
Total other income, net	71,578	65,017

Income before income taxes	71,153	64,629
Income taxes	26,898	24,434
Net income	$44,255	$40,195

See accompanying notes.

HCR Properties, LLC

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2011	2010
	(In thousands)
Operating Activities
Net income	$44,255	$40,195
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred finance fee and derivative amortization	7,881	6,150
Interest earned in excess of cash receipts	(7,731)	(9,782)
Unrealized derivative loss	154	7,817
Provision for deferred income taxes	6,253	7,173
Changes in liabilities	20,664	17,250
Total adjustments	27,221	28,608
Net cash provided by operating activities	71,476	68,803

Investing Activity
Net change in restricted cash and cash equivalents	451	(778)
Net cash provided by (used in) investing activity	451	(778)

Financing Activities
Change in net payable to affiliated company	11	1,236
Distributions to Manor Care, Inc.	(71,938)	(69,261)
Net cash used in financing activities	(71,927)	(68,025)

Net change in unrestricted cash and cash equivalents	-	-
Unrestricted cash and cash equivalents at beginning of period	-	-
Unrestricted cash and cash equivalents at end of period	$-	$-

See accompanying notes.

HCR Properties, LLC

Notes to Consolidated Financial Statements

1.         Accounting Policies

Nature of Operations

HCR Properties, LLC and subsidiaries (the Company) lease certain property and equipment of 331 skilled nursing and assisted living centers to a related party, HCR III Healthcare, LLC.  The centers are located in 30 states, with 63 percent located in Florida, Illinois, Michigan, Ohio and Pennsylvania.

Principles of Consolidation and Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management of the Company, all adjustments considered necessary for a fair presentation have been included and are of a normal and recurring nature.  Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.  These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and footnotes for the years ended December 31, 2010, 2009, and 2008.

The consolidated balance sheet as of December 31, 2010 has been derived from audited consolidated financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

The consolidated financial statements include the accounts of HCR Properties, LLC and its wholly-owned subsidiaries.  HCR Properties, LLC is a wholly-owned subsidiary of Manor Care, Inc.

Related-Party Transactions

HCR III Healthcare, LLC is an indirect, wholly-owned subsidiary of HCR Healthcare, LLC and Manor Care, Inc.  Certain of the consolidated subsidiaries of HCR Properties, LLC hold the title to the property and equipment of the skilled nursing and assisted living facilities.  HCR III Healthcare, LLC (also referred to as Master Tenant) leases the property from certain subsidiaries of HCR Properties, LLC and conducts the operations of the business.  The lease is accounted for as a direct financing lease.  HCR Properties, LLC distributes the residual lease payments to Manor Care, Inc., which represents the portion of the lease payments received from HCR III Healthcare, LLC which are not used by subsidiaries of HCR Properties, LLC to make payments with respect to their loan agreements.

Comprehensive Income

Comprehensive income represents the sum of net income plus other comprehensive income.  Comprehensive income was $46.6 million and $40.9 million for the three months ended March 31, 2011 and 2010, respectively.  The other comprehensive income represented the unrealized loss on hedging derivatives and the reclassification adjustment for losses recognized  in earnings.

Subsequent Events

The Company has evaluated subsequent events through April 7, 2011, the date the equity interests of the Company were sold.

2.         Debt

Fair Value.  At March 31, 2011, the carrying value and fair value of the Company’s debt was $4.6 billion and $4.4 billion, respectively.  The fair value of the Company’s variable-rate debt was calculated using cash flows based upon the variable interest rate in effect at March 31, 2011 discounted at a current replacement spread over LIBOR based on current market conditions.

Other Information.  The commercial mortgage-backed securities (CMBS) and Mezzanine debt are not obligations of HCR Healthcare, LLC or HCR III Healthcare, LLC.  HCR Properties, LLC and its subsidiaries’ assets and credit are not available to satisfy the debts and other obligations of any of their affiliates or any other person.  HCR III Healthcare, LLC and its subsidiaries’ assets and credit are not available to satisfy the debts and other obligations of any of their affiliates or any other person.

3.         Derivative Financial Instruments and Hedging Activities

Risk Management Objective of Using Derivatives.  The Company is exposed to certain risk arising from both its business operations and economic conditions.  The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities.  The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments.  Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates.  The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s borrowings.  As of March 31, 2011 and December 31, 2010, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations.  Additionally, the Company does not use derivatives for trading or speculative purposes.

            Cash Flow Hedges of Interest Rate Risk.  The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements.  To accomplish this objective, the Company uses interest rate caps as part of its interest rate risk management strategy.  Interest rate caps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in other comprehensive income (OCI) and is subsequently reclassified from accumulated other comprehensive income (AOCI) into earnings in the period that the hedged forecasted transaction affects earnings.  The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.  Amounts reported in AOCI related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt.

During December 2007, the Company entered into 24 interest rate caps, which expire in January 2012, to hedge the variable cash flows associated with the CMBS and Mezzanine variable-rate debt of $4.6 billion for an up-front premium of $36.9 million.  These transactions were executed in conjunction with interest rate floor transactions executed by HCR Healthcare, LLC.  During the first quarter of 2009, the Company modified certain interest rate caps to reduce the strike rate on $2.5 billion of the total outstanding notional amount for an up-front premium of $14.2 million.  As a result of these modifications, the Company discontinued prospectively the hedge accounting on 16 of its interest rate caps for $3.57 billion of the notional amount, as this portion no longer met the strict hedge accounting requirements.  The Company continued to report the net loss at the time of the modification related to the discontinued cash flow hedges in AOCI and was reclassifying these losses into earnings during the original contractual terms of the derivative agreements as the hedged forecasted transactions were expected to occur.

During December 2010, the Company signed an agreement to sell its equity interests, as discussed in Note 5.  The Company intended to repay its CMBS and Mezzanine variable-rate debt and terminate its interest rate caps contemporaneous with this transaction.  As a result of the anticipated sale, the Company discontinued prospectively the hedge accounting on its remaining eight interest rate caps with a notional amount of $1.03 billion in December 2010 as the hedged transactions were no longer probable to occur.  As of March 31, 2011 and December 31, 2010, the Company had no derivatives qualifying as cash flow hedges of interest rate risk.  All prospective changes in the fair value of outstanding derivatives are recorded directly to earnings.

During December 2010, the Company reclassified $14.7 million of losses from AOCI to earnings as a missed forecast.  The missed forecast represented those losses related to estimated hedged transactions that were expected to occur after March 31, 2011.  The losses were required to be recognized in earnings as these hedged transactions were deemed probable not to occur as originally forecasted.  During the first quarter of 2011, the Company reclassified the remaining $3.9 million of losses from AOCI to earnings as an increase to interest expense.

            Non-Designated Hedges.  Derivatives not designated as hedges are not speculative and are used to manage the Company’s exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements.  The Company uses interest rate caps as part of its interest rate risk management strategy.  Interest rate caps involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract.  Changes in the fair value are recorded directly in earnings.  As of March 31, 2011 and December 31, 2010, the Company had 24 interest rate caps for a notional amount of $4.6 billion that were not designated as hedges in qualifying hedging relationships.

Balance Sheet Classification.  The fair value of the Company’s derivative financial instruments and their classification on the consolidated balance sheets was as follows:

	Balance	Fair Value
	Sheet	March 31,	December 31,
Asset Derivatives	Location	2011	2010
		(Unaudited)	(Note 1)
		(In thousands)
Non-designated hedges Interest Rate Caps	Other assets	$5	$159

Income Statement Effect.  The effect of the Company’s derivative financial instruments on the consolidated statements of income was as follows:

Derivatives Designated as Cash Flow Hedges

Interest Rate Caps:

		Three months ended
		March 31,
Amount of gain/credit or (loss/expense)	Location	2011	2010
		(Unaudited)
		(In thousands)
Recognized in OCI (effective portion)	OCI	$-	$(938)

Reclassified from AOCI into income (effective portion)	Interest expense	(3,896)	(2,166)

Recognized in income (ineffective portion and amount excluded from effectiveness testing)	Unrealized derivative loss	-	(4)

Derivatives Not Designated as Hedging Instruments

		Three months ended
Amount of gain (loss)		March 31,
recognized in income	Location	2011	2010
		(Unaudited)
		(In thousands)
	Unrealized
Interest Rate Caps	derivative loss	$(154)	$(7,813)

4.         Fair Value Measurements

The Company measures certain financial assets and liabilities at fair value on a recurring basis.  Fair value is a market-based measurement, not an entity-specific measurement.  Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.  The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.  The following three-tier hierarchy prioritizes the inputs used in measuring fair value:

Level 1:  Observable inputs such as quoted prices in active markets;

Level 2:  Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:  Unobservable inputs for which there is little or no market data, which requires the Company to develop assumptions.

The fair value of the Company’s financial assets was determined using the following inputs:

	Fair Value at March 31, 2011 (Unaudited)
	Level 1	Level 2	Level 3
	(In thousands)
Assets:
Restricted cash and cash equivalents	$6,995	$-	$-
Derivative asset for interest rate caps	-	5	-
Total assets	$6,995	$5	$-

	Fair Value at December 31, 2010 (Note 1)
	Level 1	Level 2	Level 3
	(In thousands)
Assets:
Restricted cash and cash equivalents	$7,446	$-	$-
Derivative asset for interest rate caps	-	159	-
Total assets	$7,446	$159	$-

There were no transfers between Level 1 and Level 2 during the three months ended March 31, 2011 or the year ended December 31, 2010.  There were no assets or liabilities classified in Level 3 during the three months ended March 31, 2011 or the year ended December 31, 2010.

The valuation of interest rate caps was determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative.  This analysis reflected the contractual terms of the derivatives, including the period to maturity, and used observable market-based inputs, including interest rate curves and implied volatilities.  The Company incorporated credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements.  Although the Company determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by its counterparties.  However, as of March 31, 2011 and December 31, 2010, the Company assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and determined that the credit valuation adjustments were not significant to the overall valuation of its derivatives.  As a result, the Company determined that its derivative valuations in their entirety were classified in Level 2 of the fair value hierarchy.

5.         Subsequent Event

During December 2010, the Company and its ultimate parent, HCR ManorCare, Inc., signed an agreement to sell the real estate of substantially all of its skilled nursing and assisted living facilities for $6.1 billion to HCP, Inc.  The transaction was structured as a sale of the equity interests of the Company, which closed in April 2011.  At closing, the CMBS and Mezzanine variable-rate debt of $4.6 billion was repaid, which resulted in the write off of $27.5 million of unamortized deferred financing fees.  The interest rate caps were also terminated for an immaterial amount.  HCR III Healthcare, LLC continues to operate these facilities pursuant to a long-term triple-net master lease with subsidiaries of HCP, Inc.